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                                                                    EXHIBIT 12.1

                              CINCINNATI BELL INC.
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                     FIXED CHARGES AND PREFERRED DIVIDENDS
                             (DOLLARS IN MILLIONS)
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
                                                                                                                    PRO FORMA
                                                                                                                  -------------
                                                                                                     SIX MONTHS
                                                             YEAR ENDED DECEMBER 31,                    ENDED      YEAR ENDED
                                              -----------------------------------------------------   JUNE 30,    DECEMBER 31,
                                                1998       1997       1996       1995       1994        1999          1998
                                              ---------  ---------  ---------  ---------  ---------  -----------  -------------
Pre-tax income (loss) from continuing
  operations before minority interests in
  consolidated subsidiaries and income or
  loss from equity investees................  $   126.1  $   158.6  $   153.2  $   (45.1) $    67.4   $    53.0     $     3.1

Fixed charges:
  Interest expense, including amortization..       24.2       30.1       27.9       45.4       40.1        18.0          95.0
  Interest portion of rental expense........        3.9        3.9        3.0        4.0        4.2         2.7          48.0
                                              ---------  ---------  ---------  ---------  ---------       -----        ------
                                                   28.1       34.0       30.9       49.4       44.3        20.7         143.0

Pre-tax income (loss) from continuing
  operations before minority interests in
  consolidated subsidiaries and income or
  loss from equity investees plus fixed
  charges...................................  $   154.2  $   192.6  $   184.1  $     4.3  $   111.7   $    73.7     $   146.1
                                              ---------  ---------  ---------  ---------  ---------       -----        ------
                                              ---------  ---------  ---------  ---------  ---------       -----        ------
Fixed Charges
  Interest expensed and capitalized.........       24.2       30.1       27.9       45.4       40.1        18.0         107.5
  Interest portion of rental expense........        3.9        3.9        3.0        4.0        4.2         2.7          48.0
  Preferred stock dividend requirements of
    majority owned subsidiaries.............         --         --         --         --         --          --          48.8
                                              ---------  ---------  ---------  ---------  ---------       -----        ------
    Total fixed charges.....................  $    28.1  $    34.0  $    30.9  $    49.4  $    44.3   $    20.7     $   204.3

Preferred stock dividend requirements.......         --         --         --         --         --          --          15.2

Total fixed charges and preferred
  dividends.................................       28.1       34.0       30.9       49.4       44.3        20.7         219.5
                                              ---------  ---------  ---------  ---------  ---------       -----        ------
                                              ---------  ---------  ---------  ---------  ---------       -----        ------
Ratio of earnings to combined fixed charges
  and preferred dividends...................        5.5        5.7        6.0         --        2.5         3.6            --
Deficiency of earnings to combined fixed
  charges and preferred dividends...........                                   $    45.1                            $    73.4

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                                              SIX MONTHS
                                                 ENDED
                                               JUNE 30,
                                                 1999
                                              -----------
Pre-tax income (loss) from continuing
  operations before minority interests in
  consolidated subsidiaries and income or
  loss from equity investees................   $   (90.6)
Fixed charges:
  Interest expense, including amortization..        58.5
  Interest portion of rental expense........        27.1
                                              -----------
                                                    85.6
Pre-tax income (loss) from continuing
  operations before minority interests in
  consolidated subsidiaries and income or
  loss from equity investees plus fixed
  charges...................................   $    (5.0)
                                              -----------
                                              -----------
Fixed Charges
  Interest expensed and capitalized.........        68.1
  Interest portion of rental expense........        27.1
  Preferred stock dividend requirements of
    majority owned subsidiaries.............        26.7
                                              -----------
    Total fixed charges.....................   $   121.9
Preferred stock dividend requirements.......         7.6
Total fixed charges and preferred
  dividends.................................       129.5
                                              -----------
                                              -----------
Ratio of earnings to combined fixed charges
  and preferred dividends...................          --
Deficiency of earnings to combined fixed
  charges and preferred dividends...........   $   134.5
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